ARC Group Worldwide 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

March 11, 2014

ARC Group Worldwide, Inc. Announces EOS 3D Printer Purchases

LONGMONT, CO -- ARC Group Worldwide, Inc. (NASDAQ: ARCW; the “Company” or “ARC”) announced today that its division, 3D Material Technologies, LLC. (“3DMT”), purchased two Electro Optical Systems (“EOS”) M 280 Direct Metal Laser Sintering (DMLS™) industrial 3D printers for the Company’s Colorado production facility.

The 3D printers have a build size of 250 x 250 x 325 mm (9.85 x 9.85 x 12.8 inches) and will increase 3DMT’s capacity to manufacture complex parts out of stainless steel, maraging steel (MS1 material, tool steel), cobalt chrome, titanium, and aluminum.

“EOS laser-sintering is a leading technology for aerospace and medical components, which make the 3D printers a strategic fit for our existing business. 3DMT provides engineering, prototyping, and short run production services in order to accelerate our customer’s ability to access their respective markets as quickly and efficiently as possible,” says Ashley Nichols, General Manager of 3DMT.

Both EOS printers have been delivered, and 3DMT is already successfully printing metal parts. Notably, both EOS machines feature the 400 W laser upgrade. Benefits of the higher laser power include: (i) improved surface finishes for aluminum components; (ii) higher build speeds in numerous alloys, including a 190 percent increase in the build rate for MS1 maraging steel; (iii) an increased spectrum of available uses, including larger components such as molding tools requiring conformal cooling; and (iv) improved overall operational performance and reduced lead time.

“Currently, the aerospace and medical industries are the strongest and fastest growing verticals for EOS laser-sintering solutions with DMLS parts in flight and 510K FDA-approved implants in the human body. We are excited to add 3DMT to our list of innovative customers acting as a service provider as we join to push design-driven manufacturing into the market,” says Andy Snow, Director, EOS of North America, Inc.

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The addition of the two EOSINT M 280 DMLS systems expands 3DMT’s already sizable 3D printing capabilities to sixteen industrial 3D metal and plastic printers, either in operation or on order, and further expands ARC’s ability to offer rapid prototyping and short run production to its global customer base. 3DMT remains focused on bridging the gap between design concept and production through the use of advanced technologies and engineering knowhow.

Customers interested in utilizing 3DMT’s wide array of unique 3D capabilities should contact sales at 386-626-0001 or submit an online quote at www.3DMaterialTechnologies.com.

EOSINT M 280 Direct Metal Laser Sintering printer. Photo courtesy of EOS.

About ARC Group Worldwide, Inc.

ARC Group Worldwide is a diversified, global advanced manufacturing company, as well as a world leader in MIM. ARC was founded in 1987 and has a long history as a technology innovator in manufacturing. ARC has significant expertise in lean manufacturing and utilizes cutting edge technology including robotics, automation, and 3D printing. ARC’s mission is to bring innovation and technology to manufacturing. ARC’s core manufacturing businesses are in precision components, 3D printing, flanges, fittings, and wireless technology, through its operating subsidiaries, www.FloMet.com, www.AFTmim.com, www.AFTmimHU.com, www.Injectamax.com, www.ARCmim.com www.TeknaSeal.com,

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www.3DMaterialTechnologies.com, www.GeneralFlange.com and www.ArcWireless.net. For more information about ARC Group Worldwide, please visit www.ArcGroupWorldwide.com.

About EOS

Founded in 1989, with global headquarters in Germany, EOS is the technology and market leader for design-driven, integrated e-Manufacturing solutions for Additive Manufacturing (AM), an industrial 3D printing process. EOS offers a modular solution portfolio including systems, software, materials and material development as well as services (maintenance, training, specific application consulting and support). As an industrial manufacturing process it allows the fast and flexible production of high-end parts based on 3D CAD data at a repeatable industry level of quality. As a disruptive technology it paves the way for a paradigm shift in product design and manufacturing. It accelerates product development, offers freedom of design, optimizes part structures, and enables lattice structures as well as functional integration. As such, it creates significant competitive advantages for its customers. For more information please visit www.eos.info.

IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended June 30, 2013 and Form 10-Q for the period ended December 29, 2013, as well as current reports on Form 8-K filed from time-to-time with the SEC.

CONTACT: Drew Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ArcGroupWorldwide.com